Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Bill Davis

Perficient, Inc.

(314) 995-8822

bill.davis@perficient.com

Perficient, Inc. Reports Second Quarter 2004 Results

AUSTIN, Texas — July 27, 2004 —Perficient, Inc. (NASDAQ: PRFT), a leading eBusiness solutions provider in the central United States, today reported financial results for the quarter ended June 30, 2004.

Financial Highlights

For the second quarter ended June 30, 2004:

•                  Revenue from services and software was up 66% to $10,725,216 versus $6,479,747 in the second quarter of 2003.

•                  Reported net income was up 357% to $810,023 versus $177,303 in the second quarter of 2003.

•                  Earnings per share were $0.04 as compared to $0.01 per share in the second quarter of 2003.

•                  Gross margin for services revenue was 38.7% versus 44.5% in the second quarter of 2003.

•                  Gross margin for software revenue was 22.5% as compared to 10.3% in the second quarter of 2003.

•                  EBITDA (a non-GAAP performance measure) was up 98.8% to $1,631,970 versus $820,990 during the second quarter of 2003.

“During the second quarter, Perficient achieved several key milestones,” said Jack McDonald, Perficient’s chairman and chief executive officer. “We surpassed $10 million in quarterly revenues for the first time, added substantial presence in five key Midwestern markets and more than doubled the size of our billable consulting staff.  We accomplished this while increasing revenues for the fourth consecutive quarter and while increasing EBITDA for the sixth consecutive quarter. Our company is executing extremely well, as we combine strategic acquisitions and organic growth to reach our next revenue objective — $100 million by the end of 2006.”

Additional Q2 2004 Highlights

Among other Q2 2004 highlights, Perficient:

•                  Achieved company-record revenues, net income and EBITDA;

•                  Reached our target of achieving a $50 million annual revenue run rate by the end of 2004 ahead of schedule by completing accretive acquisitions of Genisys Consulting and Meritage Technologies;

•                  Significantly expanded our geographic footprint by adding office locations in Chicago, Cincinnati, Columbus, Detroit, Indianapolis and Washington DC;

•                  Became the leading IBM WebSphere® solutions provider in the Midwest;

•                  Added new projects and follow-on engagements with top-tier enterprise clients including Assurant, BankOne, Chicago Board of Trade, Chicago Mercantile Exchange, DaimlerChrysler, Deutsche Asset Management, General Mills, Kroger, MeadWestvaco, Owens-Corning, Pfizer, Robert Bosch Corporation, Sara Lee, Toronto Dominion Bank, Unigroup, Wachovia Securities, Watson Wyatt Worldwide, Zions Bancorp and many others;

•                  Secured new acquisition financing and increased the total size of our credit facility with Silicon Valley Bank from $6 million to $10 million;

•                  Raised equity financing with a $2.5 million private placement led by Tate Capital Partners, a private equity firm specializing in growing technology companies;

•                  Accelerated our .Net practice and became a Microsoft Gold Certified Partner; and

•                  Was named for the third consecutive year to the VARBusiness 500, VARBusiness magazine’s annual listing of the top 500 solutions providers in North America, ranked by revenue.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after July 27, 2004.

We expect our Q3 2004 services and software revenue, net of reimbursed expenses, to be in the range of $12.3 million to $12.9 million, comprised of $11.7 million to $12.3 million in services revenue and $0.6 million in software revenue. It is our practice to include in our revenue guidance only those software sales actually booked as of the guidance date. The forecast range of services revenue would represent services revenue growth of 80% to 89% over the third quarter of 2003.

Earnings Conference Call and Webcast

We will host a public conference call at 4:30 p.m. Eastern today. Analysts and investors wishing to participate in the call and ask questions during the call’s Q&A session may access the call as follows:

Toll-Free: 800-299-7635

International: 617.786.2901

Participant Passcode: 81691031

In addition, the call will be webcast by CCBN and may be accessed via Perficient’s website at www.perficient.com.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors may listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors may access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Earnings Conference Call and Webcast Replay

A replay of this afternoon’s call may be accessed beginning this evening at 6:30 pm and ending on August 3rd, 2004. Replay information is as follows:

Toll-Free: 888-286-8010

International: 617-801-6888

Replay Passcode: 83579828

Additionally, the call replay will be hosted at www.perficient.com.

About Perficient

Perficient is a leading provider of eBusiness solutions in the central United States. Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners consist of leading eBusiness technology and services providers including Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 320 professionals in the Central US and Canada, please visit http://www.perficient.com/. IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. The foregoing information concerning Perficient’s business outlook represents our outlook as of the date of this news release, and Perficient undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations.

These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income (loss) from operations and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
	(unaudited)		(unaudited)
Revenue
Services	$6,120,463	$9,653,450	$11,865,773	$16,317,236
Software	359,284	1,071,766	1,757,119	2,402,242
Reimbursable expenses	488,647	602,928	951,239	981,093
Total revenue	6,968,394	11,328,144	14,574,131	19,700,571

Cost of revenue
Project personnel costs	3,268,491	5,868,854	6,474,764	9,563,997
Software costs	322,396	831,082	1,519,146	1,984,435
Reimbursable expenses	488,647	602,928	951,239	981,093
Other project related expenses	126,199	52,025	199,395	162,298
Total cost of revenue	4,205,733	7,354,889	9,144,544	12,691,823
Gross margin	2,762,661	3,973,255	5,429,587	7,008,748

Selling, general and administrative	1,899,391	2,328,985	3,861,617	4,169,188
Stock compensation	42,280	12,300	84,149	24,768
EBITDA(1)	820,990	1,631,970	1,483,821	2,814,792

Depreciation	193,438	123,753	394,600	224,875
Intangibles amortization	154,168	162,778	491,668	212,779
Income from operations	473,384	1,345,439	597,553	2,377,138
Interest income	1,625	539	2,629	637
Interest expense	(68,813)	(14,762)	(143,401)	(29,133)
Other	(34,046)	(193)	(40,011)	1,899
Income before income taxes	372,150	1,331,023	416,770	2,350,541
Provision for income taxes	194,847	521,000	324,847	920,000
Net income	$177,303	$810,023	$91,923	$1,430,541

Accretion of dividends on preferred stock	(46,296)	—	(93,126)	—
Net income (loss) available to common stockholders	$131,007	$810,023	$(1,203)	$1,430,541

Basic net income (loss) per share	$0.01	$0.05	$(0.00)	$0.09

Diluted net income (loss) per share	$0.01	$0.04	$(0.00)	$0.08
Shares used in computing basic net income (loss) per share	10,166,358	16,488,669	9,557,075	15,494,414
Shares used in computing diluted net income per share	14,460,966	20,234,707	9,557,075	18,928,871

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income.  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	June 30, 2004
		(unaudited)
ASSETS
Current assets:
Cash	$1,989,395	$2,607,109
Accounts receivable, net	5,534,607	9,111,806
Other current assets	297,058	326,156
Total current assets	7,821,060	12,045,071
Net property and equipment	699,145	721,511
Net intangible assets	11,693,834	28,687,200
Other noncurrent assets	45,944	176,169
Total assets	$20,259,983	$41,629,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,895	$522,946
Short term borrowings	—	576,140
Other current liabilities	3,310,872	4,402,239
Current portion of note payable to related party	366,920	234,899
Total current liabilities	3,807,687	5,736,224
Long term borrowings	—	1,923,860
Accrued income taxes, net of current portion	—	296,784
Note payable to related party, net of current portion	436,258	217,977
Total liabilities	4,243,945	8,174,845

Stockholders’ equity:
Common stock	14,033	19,132
Additional paid-in capital	76,315,780	92,311,590
Deferred stock compensation	(26,623)	(1,853)
Accumulated other comprehensive loss	(51,830)	(68,982)
Accumulated deficit	(60,235,322)	(58,804,781)
Total stockholders’ equity	16,016,038	33,455,106
Total liabilities and stockholders’ equity	$20,259,983	$41,629,951